UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 23, 2013

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2013, German American Bancorp, Inc. (Nasdaq: GABC) (“German American”) and United Commerce Bancorp (OTCBB: UCBN) (“United Commerce”) entered into a definitive agreement to merge United Commerce into German American (the “Merger Agreement”). Upon completion of the transaction, United Commerce’s subsidiary bank, United Commerce Bank, will be merged into German American’s similarly-named subsidiary bank, German American Bancorp.

Under the terms of the Merger Agreement, United Commerce common shareholders will receive shares of German American common stock at an exchange ratio of .5456 to .6667 GABC shares for each UCBN share (with the exact number to be fixed at closing based on German American’s pre-closing market price) in a tax free exchange, plus a cash payment of $1.75 per United Commerce share. This cash payment is subject to reduction to the extent that United Commerce’s consolidated common shareholders’ equity is not at least equal to a certain level at the time of closing.

Based on United Commerce’s number of common shares currently outstanding, and assuming that German American’s shares trade during the specified valuation period prior to closing at an average price more than $22.90 per GABC share and that UCBN’s common shareholders equity at closing is at least equal to the specified pricing level, German American expects to issue upon completion of the merger approximately 503,000 shares of its common stock, and to pay approximately $2,330,000 cash, for all of the issued and outstanding common shares of United Commerce (including an estimated $718,000 of cash payments in cancellation of all the stock options of UBCN that are now issued and outstanding) that are not now owned by German American. German American owned approximately 4.6% of United Commerce’s outstanding common shares immediately prior to the execution and delivery by the parties of the Merger Agreement.

United Commerce Bank provides a full range of commercial and consumer banking services in Bloomington, Indiana, from two banking offices. At June 30, 2013, United Commerce reported total assets of approximately $128 million, total loans of approximately $89 million, total deposits of approximately $113 million, and total consolidated shareholders’ equity of $14.0 million.

The transaction is expected to be completed during the fourth quarter of 2013.

Completion of the transaction is subject to approval by regulatory authorities and United Commerce’s shareholders as well as certain other closing conditions, including maintenance by United Commerce of a certain level of consolidated shareholders’ equity and other usual and customary requirements for closing.

The foregoing summarizes certain important provisions of the Merger Agreement, focusing on the consideration potentially issuable or payable under its terms, but does not purport to be complete, and is qualified by reference to the full text of the Merger Agreement. The Merger Agreement is filed as Exhibit 2.1 to this Report and is incorporated into this Report by reference. See “Cautionary Note regarding Representations and Warranties” below for information that investors should understand when reviewing the Merger Agreement and its representations, warranties, covenants and other terms and conditions.

ADDITIONAL INFORMATION

German American will file a Registration Statement on Form S-4 that will include a proxy statement of United Commerce and a prospectus of German American and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus, as well as other filings containing information about German American, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and any filings with the Securities and Exchange Commission that may be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or Tom Risen, President & CEO, United Commerce Bancorp, 211 South College Avenue, Bloomington, Indiana, 47404, telephone 812-336-2262.

This communication does not constitute an offer of any securities for sale.

CAUTIONARY NOTE REGARDING REPRESENTATIONS AND WARRANTIES

The Merger Agreement includes representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders and other investors or potential investors should read the Merger Agreement together with the other information concerning German American and United Commerce that may have been publicly filed by German American from time to time in its reports and statements with the SEC, and that may in the future be filed by German American in connection with the merger.

Item 2.02.	Results of Operations and Financial Condition.

On July 23, 2013, German American Bancorp, Inc., issued a press release relating primarily to the definitive Merger Agreement described by Item 1.01 of this Report. This press release, however, also included certain updated consolidated balance sheet data as of June 30, 2013, of German American Bancorp, Inc. The press release is furnished herewith as Exhibit 99.1 and the balance sheet information (included in the last sentence of the segment of the press release headed “ABOUT GERMAN AMERICAN”) is incorporated herein by reference.

The information incorporated by reference herein from Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

On the evening of July 23, 2013, German American and United Commerce issued a joint press release, which is furnished (not filed) herewith as Exhibit 99.1, making the first public announcement of their entry into the Merger Agreement.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

2.1	Agreement and Plan of Reorganization among German American Bancorp, Inc., United Commerce Bancorp, German American Bancorp, and United Commerce Bank, dated July 23, 2013.

99.1	Joint Press Release issued by German American Bancorp, Inc., and United Commerce Bancorp, dated July 23, 2013. This Exhibit, which is furnished as Regulation FD information, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: July 23, 2013	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and CEO